Exhibit 99.1

Global Axcess Corp Secures Asset Purchase Agreement with FCTI

JACKSONVILLE, Fla., August 6, 2013 /PRNewswire-FirstCall/ — Global Axcess Corp (OTC Bulletin Board: GAXC - News; the "Company"), a leading provider of ATM services and DVD self-service kiosks, announced today that it entered into as Asset Purchase Agreement with a “stalking horse bidder,” Financial Consulting & Trading International, Inc. (“FCTI”) a wholly owned subsidiary of Seven Bank, Ltd., to acquire substantially all of the assets of the Company’s ATM operating business. The DVD assets will be sold under a separate process. The ATM business sale will potentially allow the Company to emerge with the strong financial backing of a new owner with substantial experience in the ATM industry.

To facilitate the sale, the Company and its business units have filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Court for the District of Nevada. The Company has obtained a commitment from Fifth Third Bank for debtor-in-possession (“DIP”) financing of approximately $1.5 million, subject to Court approval.

The Company intends to continue operating its business without interruption during the sale period and the Company remains confident in its existing pipeline of business opportunities. The Company maintains relationships with some of the top ATM industry service providers.

“The sale and filing are necessary next steps to complete the Company’s transformation and position the Company for the future, as we remain confident in our existing pipeline of business opportunities and the strength of our service offering,” said Kevin L. Reager, President of the Company. “We are grateful to our outstanding team of employees, partners and suppliers who have worked with us through this transition. We are pleased to have attracted a strong financial partner for our business, and we hope to complete the sale swiftly to make the process as seamless as possible.”

According to Sharon Jackson, who has been the Corporate Secretary since 1999, “We have incredible, creative talent here at the Company. We look forward to partnering with FCTI for a new start as we will continue to use our intellectual property assets to develop high-quality ATM-related products and services.”

FCTI has agreed to serve as the “stalking horse bidder” for the sale process, which allows other interested parties to come forward with competing bids. Aggregate consideration offered by FCTI for the purchase totals approximately $10 million and the Company hopes to receive Bankruptcy Court approval to consummate the sale as soon as possible.

Customers should see no changes while the Company completes a sale. The new financing will support business operations throughout the period. The Company does not intend to reduce its workforce as a result of the filing, and employees will continue to work their usual schedules and receive normal compensation and benefits, pending customary Court approval.

The Company is being advised by MorrisAnderson and Golding & Company as its financial advisors and Smith, Gambrell & Russell as legal counsel. FCTI is being advised by Skadden, Arps, Slate, Meagher & Flom as legal counsel.

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz

About Global Axcess Corp

Headquartered in Jacksonville, Florida, Global Axcess Corp was founded in 2001 with a mission to emerge as the leading independent provider of self-service kiosk services in the United States. The Company provides turnkey ATM and other self-service kiosk management solutions that include cash and inventory management, project and account management services. Global Axcess Corp currently owns, manages or operates more than 4,900 ATMs and DVD kiosks in its national network spanning 43 states.  For more information on the Company, please visit http://www.globalaxcess.biz.

Investor Relations Contacts:

Sharon Jackson

IR@GAXC.biz

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Other factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

The Company's shareholders are cautioned that trading in shares of the Company's equity securities during the pendency of its Chapter 11 bankruptcy proceedings is highly speculative and poses substantial risks. Trading prices for the Company's equity securities may bear little or no relationship to the actual recovery, if any, by holders in our Chapter 11 bankruptcy proceedings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its equity securities. As previously disclosed in the Company's risk factors set forth in its Form 10-K for the fiscal year ended December 31, 2012, as a result of the Company's filing under Chapter 11 with the Bankruptcy Court, it is expected that the Company's equity holders will experience a complete loss of their investment.

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7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz